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                                                                     EXHIBIT 3.3

                                     BYLAWS

                                       OF

                            JUPITER ACQUISITION CORP.



                                    ARTICLE I
                                     OFFICES

         Section 1.1 Principal Office. The principal office of the Corporation shall be located at such place, within or without the State of North Carolina, as shall be determined from time to time by the Board of Directors (the "Board"). The location of the principal office shall have be designated in the annual report of the Corporation or amendment thereto filed pursuant to the North Carolina Business Corporation Act.

         Section 1.2 Registered Office. The Corporation shall maintain a registered office in the State of North Carolina as required by law, which may be, but need not be, identical with the principal office.

         Section 1.3 Other Offices. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board may from time to time determine, or as the affairs of the Corporation may require.


                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 2.1 Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated by the Board or the Chief Executive Officer of the Corporation.

         Section 2.2 Annual Meetings. The annual meeting of the shareholders shall be held each year at such date and time as shall be designated by the Board or the Chief Executive Officer of the Corporation, for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

         Section 2.3 Substitute Annual Meetings. If the annual meeting shall not be held on the day provided for by these Bylaws, a substitute annual meeting may be called in accordance

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with the provisions of Section 2.4. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         Section 2.4 Special Meetings. Special meetings of the shareholders may be called at any time by or at the request of the Chief Executive Officer or the Board.

         Section 2.5 Notice of Meetings. Written or printed notice stating the date, time and place of the meeting shall be given not less than 10 nor more than 60 days before the date thereof, either personally or by mail, at the direction of the person or persons calling the meeting, to each shareholder entitled to vote at such meeting and each other shareholder entitled to notice pursuant to the Articles of Incorporation or applicable law.

         In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called. In the case of an annual meeting, the notice of meeting need not specifically state the purpose or purposes thereof or the business to be transacted thereat unless such statement is expressly required by the provisions of these Bylaws or by applicable law.

         If a meeting is adjourned for more than 120 days after the date fixed for the original meeting, or if a new record date is fixed for the adjourned meeting, or if the date, time and place for the adjourned meeting is not announced prior to adjournment, then notice of the adjourned meeting shall be given as in the case of an original meeting; otherwise, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

         A shareholder's attendance at a meeting constitutes a waiver by such shareholder of (a) objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (b) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless the shareholder objects to considering the matter before it is voted upon.

         Section 2.6 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for one or more voting groups for any such determination of shareholders, such record date in any case to be not more than 70 days immediately preceding the date of the meeting or the date on which the particular action, requiring such determination of shareholders, is to be taken.

         If no record date is fixed for the determination of shareholders entitled to notice of or to

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vote at a meeting of shareholders, the close of business on the day before the date on which notice of the meeting is first mailed to shareholders shall be the record date for such determination of shareholders.


         A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         Section 2.7 Shareholders' List. Not later than two business days after the date notice of a meeting of shareholders is first given, the Secretary or other officer or person having charge of the stock transfer books of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting, with the address of and number of shares held by each shareholder, arranged by voting group (and by class or series of shares within each voting group), which list shall be kept on file at the principal office of the Corporation (or such other place in the city where the meeting is to be held as may be identified in the notice of the meeting) for the period commencing two business days after notice of the meeting is first given and continuing through such meeting, and which list shall be available for inspection by any shareholder, or his or her agent or attorney, upon his or her demand, at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, or his or her agent or attorney, during the whole time of the meeting and any adjournment thereof.

         Section 2.8 Quorum. Unless a greater number of votes is required by the North Carolina Business Corporation Act or by the Articles of Incorporation or the Bylaws of the Corporation, the holders of shares entitled to a majority of votes entitled to be cast by a voting group (as described in Section 2.10), present in person or represented by proxy, shall constitute a quorum of such voting group at all meetings of shareholders for purposes of acting on any matter for which action by such voting group is required. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless a new record date is set for that adjourned meeting.

         Section 2.9 Organization. Each meeting of shareholders shall be presided over by the Chief Executive Officer, or, in the absence or at the request of the Chief Executive Officer, by such other officer as the Chief Executive Officer or the Board may designate, or in their absence


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and in the absence of such designation, by any person selected to preside by plurality vote of the shares represented and entitled to vote at the meeting, with each share having the same number of votes to which it would be entitled on any other matter on which all shares represented and entitled to vote at the meeting would be entitled to vote. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at the meeting, shall act as secretary of the meeting.

         Section 2.10 Voting of Shares. Except as otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, having the right to vote on a matter or matters submitted to a vote at a meeting of shareholders shall be entitled to one vote on each such matter.

         A shareholder may vote his shares in person or may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months unless a different period is expressly provided in the appointment form.

         If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder. The shareholder is the person in whose name shares are registered in the records of the Corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation.

         The Corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as a shareholder, in accordance with the provisions of the North Carolina Business Corporation Act.

         The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

         Except in the election of directors (as provided in Section 3.3), if a quorum of a voting group exists, action on a matter by such voting group is approved by such voting group if the votes cast within such voting group favoring the action exceed the votes cast within such voting group opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation or a Bylaw adopted by the shareholders. If the Articles of Incorporation, a Bylaw adopted by the shareholders or applicable law provides for voting on a matter by two or more voting groups, action is taken on that matter only when approved by each

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of those voting groups counted separately; provided, that action may be taken by one voting group on a matter even though no action is taken at the same time by another voting group entitled to vote on the matter.

         Redeemable shares shall not be entitled to vote after notice of redemption is given to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution, under a irrevocable obligation to pay the holders the redemption price on surrender of the shares.

         As used in these Bylaws, the term "voting group" means all shares of one or more classes or series that, under the Articles of Incorporation or applicable law, are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Articles of Incorporation or applicable law to vote generally on the matter are for that purpose a single voting group. So long as the Corporation shall have only one class of shares outstanding and the voting rights of all shares of such class are identical, then all such outstanding shares shall constitute a single voting group and the sole voting group, except to the extent that applicable law or the Articles of Incorporation requires that any of such shares be treated as a separate voting group.

         Section 2.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, whether before or after the action so taken, and delivered to the Corporation to be included in the corporate minute book or filed with the corporate records. Such consent has the same effect as a meeting vote and may be described as such in any document.

         If the North Carolina Business Corporation Act requires that notice of proposed action be given to holders of shares who are not entitled to vote on the matter at a meeting and action is to be taken by unanimous consent of the voting shareholders, the Corporation shall give holders of shares who are not entitled to vote on the matter written notice of the proposed action at least ten days before the action is taken. The notice shall contain or be accompanied by the same material that, under the North Carolina Business Corporation Act, would have been required to be sent to holders of shares who are not entitled to vote on the matter in the notice of meeting at which the proposed action would have been submitted to the shareholders for action.


                                   ARTICLE III
                                    DIRECTORS

         Section 3.1 General Powers. All corporate powers shall be exercised by or under the

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authority of, and the business and affairs of the Corporation managed under the direction of, the Board or, to the extent permitted under the North Carolina Business Corporation Act, by such committees as the Board may establish pursuant to these Bylaws or pursuant to the North Carolina Business Corporation Act.

         Section 3.2 Number, Term and Qualification. The number of directors constituting the Board of Directors shall be not less than three (3) nor more than fifteen (15), as shall be determined from time to time by resolution adopted by the Board of Directors or the shareholders. The number of directors fixed pursuant to such a resolution shall be deemed to be the number of directors prescribed by these Bylaws.

         Directorships created by a resolution increasing the number of directors shall constitute vacancies on the Board from the date of such resolution and may be filled in accordance with the provisions of Section 3.5 of this Article III as in the case of vacancies resulting from the death, resignation, retirement, removal or disqualification of a director. A resolution decreasing the number of directors shall not terminate the term of office of any director elected by the shareholders, and such director shall be entitled to continue in office until expiration of the term for which he was elected, or his sooner death, resignation, retirement, removal or disqualification.

         Directors shall be elected at each annual or adjourned annual meeting of the shareholders, or special meeting of the shareholders called for such purpose. Each director shall hold office until his death, resignation, retirement, removal, disqualification or until his successor shall have been elected and qualified. If the shareholders shall fail at any election of directors to elect the full number of directors to be elected, the resulting vacancies may be filled by the Board in accordance with the provisions of
Section 3.5 of this Article III as in the case of vacancies resulting from death, resignation, retirement, removal or disqualification of a director.

         Directors need not be residents of the State of North Carolina nor shareholders of the Corporation.

         Section 3.3 Voting for Directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Except as provided in the Articles of Incorporation or required by applicable law, shareholders have no right to cumulate their votes for directors.

         Section 3.4 Removal. Except as otherwise provided in the Articles of Incorporation or by applicable law, a director may be removed from office at any time, with or without cause, by a vote of shareholders of the voting group entitled to elect such director, provided a quorum exists and the number of votes cast in favor of such removal exceeds the number of votes cast against such removal; and the entire Board may be removed from office at any time, with or


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without cause, by the affirmative vote of a majority of the votes entitled to be cast at any election of directors. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that a purpose of the meeting is removal of such director. If any directors are so removed, new directors may be elected at the same meeting.

         Section 3.5 Vacancies. A vacancy occurring in the Board, including positions not filled by the shareholders or those resulting from an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, if any.

         Section 3.6 Compensation. The Board, in its discretion, may compensate directors for their services as such and may provide for the payment of all expenses reasonably incurred by directors in attending meetings of the Board or of any Committee or in the performance of their other duties as directors. Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.7 Committees. The Board, by resolution adopted by a majority of the number of directors then in office, may designate and appoint from among its members one or more Committees, each consisting of two or more directors, who shall serve as members of such Committee at the pleasure of the Board. Each such Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board in the management of the Corporation, except that no such Committee shall have authority to: (a) authorize dividends or other distributions not permitted by applicable law to be authorized by a Committee; (b) approve or propose to shareholders action that applicable law requires to be approved by shareholders; (c) fill vacancies on the Board or on any Committee; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal bylaws; (f) approve a plan of merger not requiring shareholder approval;
(g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board; (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares (except that the Board may authorize a Committee or a senior executive officer to do so within limits specifically prescribed by the Board); or (i) amend or repeal any resolution of the Board that by its terms provides that it is not so amendable or repealable. Nothing herein shall preclude the Board from establishing and appointing any committee, whether of directors or otherwise, not having or exercising the authority of the Board.


                                   ARTICLE IV
                              MEETINGS OF DIRECTORS

         Section 4.1 Regular Meetings. A regular annual meeting of the Board shall be held

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immediately after, and at the same place as, the annual meeting or substitute annual meeting of shareholders. In addition, the Board may provide the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

         Section 4.2 Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board (if there shall be a person holding such office), the Chief Executive Officer or any two directors. Such meetings may be held either within or without the State of North Carolina.

         Section 4.3 Notice of Meetings. Regular meetings of the Board may be held without notice.

         The person or persons calling a special meeting of the Board shall, at least one day before the meeting, give notice thereof, either written or oral, by any usual means of communication, e.g., letter, telephone call, facsimile transmission, telegram, direct contact. Written notice is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice is effective when actually communicated to the person entitled thereto. Such notice need not specify the purpose for which the meeting is called.

         A director's attendance at or participation in a meeting shall constitute a waiver by such director of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or to the transaction of business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         Section 4.4 Quorum. A majority of the number of directors fixed or prescribed by these Bylaws shall be required for, and shall constitute, a quorum for the transaction of business at any meeting of the Board.

         Section 4.5 Manner of Acting. Except as otherwise provided in these Bylaws or required by applicable law, the affirmative vote of a majority of the directors present at a meeting of the Board shall be the act of the Board, if a quorum is present when the vote is taken.

         Section 4.6 Organization. Each meeting of the Board shall be presided over by the Chairman of the Board (if there shall be a person holding such office), or, in the absence or at the request of the Chairman of the Board, by the Chief Executive Officer, and in their absence or at their request, by any person selected to preside by vote of a majority of the directors present. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at the meeting, shall act as secretary of the meeting.


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         Section 4.7 Action Without Meeting. Action required or permitted to be taken by the Board or a Committee at a meeting may be taken without a meeting if one or more written consents describing the action taken are signed by each of the directors or members of the Committee, as the case may be, whether before or after the action so taken, and filed with corporate records or the minutes of the proceedings of the Board or Committee. Action so taken is effective when the last director or Committee member signs such consent, unless the consent specifies a different effective date. Such consent has the effect of a meeting vote and may be described as such in any document.


         Section 4.8 Participation by Conference Telephone. Any one or more directors or members of a Committee may participate in a meeting of the Board or Committee by means of a conference telephone or similar communications device that allows all directors participating in the meeting to simultaneously hear each other during the meeting, and such participation in a meeting shall be deemed presence in person at such meeting.


                                    ARTICLE V
                                    OFFICERS

         Section 5.1 Positions. The officers of the Corporation shall be a President, a Secretary, a Treasurer and such other officers as the Board may appoint, including a Chairman, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Articles of Incorporation or these Bylaws otherwise provide.

         Section 5.2 Appointment. The officers of the Corporation shall be chosen by the Board at its annual meeting or at such other time or times as the Board shall determine.

         Section 5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

         Section 5.4 Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the entire Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.


         Section 5.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

         Section 5.6 Chairman. The Chairman, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

         Section 5.7 President. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of Directors. The President shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman (if there be one) is not present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by the Board.

         Section 5.8 Vice Presidents. At the request of the President, or, in the President's absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board or by the President.

Section 5.9 Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the stockholders and shall perform such other duties as may be prescribed by the Board or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or by the President.

         Section 5.10 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be deter mined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board or the President.

         Section 5.11 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the President.

                                   ARTICLE VI
                          CONTRACTS, LOANS AND DEPOSITS

         Section 6.1 Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any document or instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 6.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by the Board. Such authority may be general or confined to specific instances.

         Section 6.3 Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be determined by resolution of the Board.

         Section 6.4 Deposits. All funds of the Corporation not otherwise employed or invested shall be deposited from time to time to the credit of the Corporation in such depositories as the Board direct.


                                   ARTICLE VII
                               SHARE CERTIFICATES

         Section 7.1 Consideration for Shares. The consideration for the issuance of shares may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the Board shall determine that the consideration received or to be received for shares to be issued is adequate.

         When the Corporation receives consideration for which the Board authorized the issuance of shares, then such shares shall be deemed to be fully paid and nonassessable. The determination by the Board as to the adequacy of consideration is conclusive as to whether the shares are validly issued, fully paid and nonassessable.

         Section 7.2 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board. The Corporation may issue and deliver to each shareholder certificates representing all shares owned by him. Certificates shall be signed by the Chief Executive Officer or President and by the Secretary or an Assistant Secretary and may be sealed with the corporate seal; provided, however, that the signatures of said corporate officers and the seal of the Corporation may be facsimiles if the certificates are signed by the independent transfer agent of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

         Section 7.3 Shares without Certificate. The Board may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation.

            Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send to the shareholder a written statement of the information required on certificates by the North Carolina Business Corporation Act.

         Section 7.4 Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation upon surrender of the certificates for certificated shares or upon a transfer instruction initiated by an appropriate person for uncertificated shares, for the shares sought to be transferred by the holder thereof or by his duly authorized agent, transferee or legal representative.

         Section 7.5 Lost Certificate. The Board, or its duly designated agent, may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to have been lost or destroyed. When authorizing such issue of a new certificate of stock, the Board, or its duly designated agent, shall require that the owner of such lost or destroyed certificate, or his legal representative, give the Corporation a bond in such sum as the Corporation may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.


                                  ARTICLE VIII
                               RECORDS AND REPORTS

         Section 8.1 General. The Corporation shall keep all records and submit and file all reports and filings as are required by applicable law. Unless the Board otherwise directs, the Treasurer shall be responsible for keeping, or causing to be kept, all financial and accounting records of the Corporation and for submitting or filing, or causing to be submitted or filed, all reports and filings of a financial or accounting nature, and the Secretary shall be responsible for keeping, or causing to be kept, all other records and for submitting or filing, or causing to be submitted or filed, all other reports and filings.

         The Corporation shall keep as permanent records minutes of all meetings of its incorporators, shareholders and Board, a record of all actions taken by the shareholders or Board without a meeting, and a record of all actions taken by Committees of the Board. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

         Section 8.2 Records at Principal Office. The Corporation shall keep a copy of the following records at the Corporation's principal office: (a) its Articles or restated Articles of Incorporation and all amendments to them currently in effect; (b) its Bylaws or restated Bylaws and all amendments to them currently in effect; (c) resolutions adopted by the Board creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;
(d) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years; (e) all written communications to shareholders generally within the past three years and the financial statements required by law to be made available to the shareholders for the past three years; (f) a list of the names and business addresses of its current directors and officers; and (g) its most recent annual report delivered pursuant to the North Carolina Business Corporation Act.

         Section 8.3 Financial Statements. The Corporation shall make available to its shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements shall also be prepared on that basis.

         The Corporation shall mail the annual financial statements, or a written notice of their availability, to each shareholder within 120 days after the close of each fiscal year; provided that the failure of the Corporation to comply with this requirement shall not constitute the basis for any claim of damages by any shareholder unless such failure was in bad faith. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail such shareholder the latest financial statements.

         Section 8.4 Annual Report. The Corporation shall prepare and deliver for filing each year the annual report required by the North Carolina Business Corporation Act, at such time as is then required by applicable law. The Corporation may, and when required by law shall, file all necessary or appropriate corrections and amendments to such annual report, and shall promptly file an amendment to its annual report to reflect any change in the location of the principal office of the Corporation.

                                   ARTICLE IX
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 9.1 Indemnification. Any person who at any time serves or has served as a director of the Corporation shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) expenses, including reasonable attorneys' fees, actually and necessarily incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Corporation, arising out of his or her status as such director, or his or her status as an officer, employee or agent of the Corporation, or his or her service, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, or his or her activities in any of the foregoing capacities, and
(b) any liability incurred by him or her, including without limitation, satisfaction of any judgment, money decree, fine (including any excise tax assessed with respect to an employee benefit plan), penalty or settlement, for which he or she may have become liable in connection with any such action, suit or proceeding.

         The Board of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this Bylaw, including without limitation, to the extent necessary, (a) making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her and (b) giving notice to and obtaining approval by the shareholders of the Corporation.

         Expenses incurred by a director in defending an action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director to pay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation against such expenses.

         Any person who at any time after the adoption of this Bylaw serves or has served as a director of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein, and any modification or repeal of these provisions for indemnification shall be prospective only and shall not affect any rights or obligations existing at the time of such modification or repeal. Such right shall inure to the benefit of the legal representatives of any such person, shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Bylaw, and shall not be limited by the provisions for indemnification in Sections 55-8-51 through 55-8-56 of the North Carolina Business Corporation Act or any successor statutory provisions.


         Any person who is entitled to indemnification by the Corporation hereunder shall also be entitled to reimbursement of reasonable costs, expenses and attorneys' fees incurred in obtaining such indemnification.


                                    ARTICLE X
                               GENERAL PROVISIONS

         Section 10.1 Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation. The Board may fix in advance a record date for determining the shareholders entitled to a dividend. If such record date is not fixed by the Board, the date the Board authorizes such dividend shall be the record date.

         Section 10.2 Seal. The corporate seal of the Corporation shall consist of two concentric circles between or within which are the name of the Corporation, the state of incorporation, the year of incorporation and the word "SEAL." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, stamped or reproduced by any means. Any officer of the Corporation authorized to execute or attest a document on behalf of the Corporation may affix or reproduce on such document, as and for the corporate seal of the Corporation, a seal in any other form sufficient to evidence that it is intended by such officer to represent the corporate seal of the Corporation, in which case such seal shall be as effective as the corporate seal in the form herein prescribed.

         Section 10.3 Notice and Waiver of Notice. Except as otherwise provided in the Articles of Incorporation or these Bylaws, any notice permitted or required to be given pursuant to these Bylaws may be given in any manner permitted by applicable law and with the effect therein provided. Without limiting the generality of the forgoing, written notice by the Corporation to a shareholder is effective when deposited in the United States mail with postage thereon prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders.

         Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the Articles of Incorporation or Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice and included in the minutes or filed with the corporate records, whether done before or after the time stated in the notice, shall be equivalent to the giving of such notice.

         Section 10.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

         Section 10.5 Construction. All references in these Bylaws to "shareholder" or "shareholders" refer to the person or persons in whose names shares are registered in the records of the Corporation, except to the extent that a beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as a "shareholder" in accordance with a procedure therefor that the Corporation may, but need not, establish pursuant to applicable law. All personal pronouns used in these Bylaws shall include persons of any gender. All terms used herein and not specifically defined herein but defined in the North Carolina Business Corporation Act shall have the same meanings herein as given under the North Carolina Business Corporation Act, unless the context otherwise requires.

         Section 10.6 Amendments. The Board may amend or repeal these Bylaws, except to the extent otherwise provided in the Articles of Incorporation or a Bylaw adopted by the shareholders or the North Carolina Business Corporation Act, and except that a Bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the Board if neither the Articles of Incorporation nor a Bylaw adopted by the shareholders authorizes the Board to adopt, amend or repeal that particular Bylaw or the Bylaws generally.

         Section 10.7 Exemption from the North Carolina Shareholder Protection Act. The provisions of Article 9 of the North Carolina Business Corporation Act, N.C.G.S. Section 55-9-01 et seq., known as "The North Carolina Shareholder Protection Act," shall not be applicable to the Corporation.

         Section 10.8 Exemption from the North Carolina Control Share Acquisition Act. The provisions of Article 9A of the North Carolina Business Corporation Act, N.C.G.S. Section 55 9A- 01 et seq., known as "The North Carolina Control Share Acquisition Act," shall not be applicable to the Corporation.